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                           FORM N-4, ITEM 24(b)

4.41 AUL American Series Roth IRA Multiple-Fund Group Variable Annuity
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AMERICAN UNITED LIFE INSURANCE COMPANY

CONTRACT NUMBER: (G XX,XXX) (ABC)

CONTRACTHOLDER:(ABC Company)

DATE OF ISSUE: (January 2, xxxx)

CONTRACT DATE: (January 1, xxxx)

FIRST CONTRACT ANNIVERSARY: (January 01, XXXX)

American United Life Insurance Company (AUL) issues this contract in consideration of the Contractholder's application and its payment of Contributions to AUL. When used in this contract, "we," "us," or "our" refer to AUL and "you" or "your" refer to the Contractholder. All provisions and conditions stated on this and subsequent pages are part of this contract.

This contract is signed for us at our Home Office in Indianapolis, Indiana. Our mailing address is P.O. Box 368, Indianapolis, Indiana 46206-0368. Our street address is One American Square, Indianapolis, Indiana 46282.

NOTICE OF TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. You may return the contract for any reason within ten days after receiving it. If returned, the contract is void from the beginning and any Contributions will be refunded.



AMERICAN UNITED LIFE INSURANCE COMPANY By
Dayton H. Molendorp
[President and Chief Executive Officer]

ATTEST SECRETARY /s/ Thomas M. Zurek

   AUL American Series Roth IRA Multiple-Fund Group Variable Annuity (Use the following line if GMDB is requested) [with Guaranteed Minimum Death Benefit]
                   Current Interest Credited Nonparticipating

ACCUMULATION UNITS IN AN INVESTMENT ACCOUNT UNDER THIS CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning your contract, or wish to register a complaint, you may reach us by calling [1-800-261-9618] .

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                               TABLE OF CONTENTS

SECTION 1 - DEFINITIONS                                 [3]

SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS      [7]

2.1     Amount of Contributions
2.2     How Contributions Are Handled

SECTION 3 - OPERATION OF FIXED INTEREST ACCOUNT         [9]

3.1     Allocations to Participant Accounts
3.2     Provision of Guaranteed Rates for Interest Pockets
3.3     Renewal of Guaranteed Rates
3.4     Minimum Rate Guarantee
3.5     Allocation of Withdrawals
3.6     Limitation on Contributions and Transfers to FIA

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS         [10]

4.1     Operation of Investment Accounts
4.2     Valuation of Mutual Funds, Portfolios, and Other Entities
4.3     Accumulation Units
4.4     Value of Accumulation Units
4.5     Valuing Participant Accounts

SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS    [11]
5.1     General Withdrawal Provisions
5.2     Death Benefits
5.3     Distributions Before Death
5.4     Transfers between Investment Options
5.5     Transfers to and from the FIA

SECTION 6 - ANNUITIES                       [15]
6.1     Annuity Purchases
6.2     Annuity Options
6.3     Determining Annuity Amount
6.4     Proof of Age and Survival; Minimum Payments
6.5     Annuity Certificates

SECTION 7 - OTHER CONTRACT CHARGES           [16]

7.1     Investment Option Charge (IOC)
7.2     Taxes
7.3     Other Charges
7.4     Reduction or Waiver of Charges

SECTION 8 - CONTRACT MODIFICATIONS        [17]


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8.1     Contract Amendment
8.2     Rates and 7 Charges
8.3     Conformance with Law
8.4     Addition, Deletion, or Substitution of Investments
8.5     Our Right to Initiate Changes
8.6     Prohibited Amendments

SECTION 9 - GENERAL PROVISIONS          [19]

9.1     Ownership
9.2     Entire Contract
9.3     Benefit Determinations
9.4     Termination of Contract
9.5     Representations and Warranties
9.6     Misstatement of Data
9.7     Form of Request, Notice, Instruction, or Direction
9.8     Statements and Reports
9.9     Conformity with Law
9.10     Gender and Number
9 .11     Facility of Payment
9. 12     Voting
9.13     Acceptance of New Participants or Contributions
9.14     Our Annual Statement
9.15     Nonforfeitability and Nontransferability
9.16     Notice of Annual Meeting of Members

[TABLE OF CONTRACT CHARGES][22]

[TABLE OF GUARANTEED IMMEDIATE ANNUITIES][23]

[TABLE OF INVESTMENT ACCOUNTS][24]


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                            SECTION 1 - DEFINITIONS



1.1 "Account Value" for a Participant Account as of a date is:

(a) that Account's balance of funds in the Fixed Interest Account (FIA), if any, on that date; plus



(b)the value of that Account's Accumulation Units in each Investment Account on that date.


1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3"Annuity Commencement Date" is the first day of the month an annuity begins under this contract. However, amounts allocated to a Participant's Account will be distributed or begin to be distributed no later than the date determined under 5.2.


1.4 "Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings thereunder.

1.6 The "First Contract Anniversary" is listed on the contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contributions" are [funds that are transferred to this contract as a Qualified Rollover Contribution. Other types of Roth IRA contributions (i.e., regular contributions and recharacterized contributions discussed in Income Tax Regulations 1.408A-3 and -5) will not be accepted under this contract. If the Participant Account is an inherited IRA within the meaning of Code 408(d)(3)(C), no Contribution will be accepted.] To constitute a "Contribution," such funds must be allocable to Participant Accounts according to applicable instructions. Such transferred funds may be listed under categories other than "Contributions" on annual and quarterly reporting. The legal title to, and ownership of, such amounts is vested solely in the Participant.


1.10 A "Contribution-Source" means each type of Contribution.

(Use following version of 1.11 if GMDB is requested) 1.11 "Death Benefit" is [the greater of:


(a)the Participant's Account Value as of the date the Death Benefit is calculated (minus any charges described in section7 and in the Table of Contract Charges that are not included in the Accumulation Unit value), or


(b)
(1)the Guaranteed Minimum Death Benefit (GMDB) on the Contract Anniversary immediately preceding the date of the Participant's death, increased by

(2) any Contributions made for the Participant since the last Contract Anniversary, reduced proportionately to reflect

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(3)any withdrawals by the Participant since the last Contract Anniversary.]

(Use following version ofsection1.11 ifGMDB is not requested)

1.11 Death Benefit" is the Participant's Account Value as of the date the Death Benefit is calculated (minus any charges described in section7 and in the Table of Contract Charges that are not included in the Accumulation Unit value).

1.12 "Excess Contributions" are Contributions in excess of the applicable Code limits.

1.13 "Fixed Interest Account" or "FIA" is an Investment Option described in section3 to which Contributions may be allocated for accumulation at the Guaranteed Rates. The FIA funds constitute a portion of our general asset account.

(Use following version ofsection1.14 if GMDB is requested)

[1.14 The "Guaranteed Minimum Death Benefit" or "GMDB" prior to the first Contract Anniversary is equal to the Contributions made for a Participant minus any of his withdrawals. On each Contract Anniversary prior to, or concurrent with, the Participant's date of death, the GMDB is reset, based on the age of the Participant on his last birthday, as follows:

For Participants less than 81 years of age, the GMDB is the greater of:

(a) Participant's Account Value as of the current Contract Anniversary, or

(b) any Contributions made for the Participant since the immediately preceding Contract Anniversary, and reduced proportionately to reflect

(c) any withdrawals by the Participant since the immediately preceding Contract Anniversary.

(b) For Participants 81 years of age or older, the GMDB is equal to:


(1)the GMDB as of the immediately preceding Contract Anniversary, increased by


(2)any Contributions made for the Participant since the immediately preceding Contract Anniversary, reduced proportionately to reflect


(3)any withdrawals by the Participant since the immediately preceding Contract Anniversary. As of the Participant's date of death, the GMDB ceases to increase or decrease in value.]


(Use following version of section1.14 if GMDB is not requested)

[1.14 [This Section is reserved.]]

1.15 "Guaranteed Rates" are the guaranteed annual effective rates of interest we credit to each Interest Pocket. We credit interest daily to each Interest Pocket. A Guaranteed Rate may be modified only as described in section3.3.



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1.16 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.


1.17 "Interest Pocket" means a tracking method which associates funds allocated to the FIA over a specific time period with a specific Guaranteed Rate, as described in section3. After the guaranteed period provided in section3.3 has elapsed, we may consolidate two or more Interest Pockets in conjunction with the announcement of new Guaranteed Rates.



1.18 "Investment Account" means each distinct portfolio established within our [Variable Account] and identified in the Table ofInvestment Accounts ofthis contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity identified in the Table ofInvestment Accounts. Our "[Variable Account]" is a separate account we maintain under Indiana law which is called the [AUL American Unit Trust] and which is registered under the Investment Company Act of 1940 as a unit investment trust.


1.19 "Investment Option" is the FIA or any Investment Account.

[1.20 The "Modified Adjusted Gross Income" (or "Modified AGI") for a Participant for a taxable year is defined in Code section408A( c)(3) and does not include any amount included in adjusted gross income as a result of a Qualified Rollover Contribution.]

1.21 "Mutual Fund" means any diversified, open-end management company made available by us and listed in the Table of Investment Accounts.


[1.22 A "Non-Roth IRA" is an IRA other than a Roth IRA.]


 1.23 "Participant" is any person that has a Participant Account.

1.24 "Participant Account" is an account maintained under this contract for each Participant. Each Contribution-Source is tracked separately within the Participant Account. We credit Contributions to Participant Accounts and Contribution-Sources as the appropriate party directs.


1.25 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.


[1.26 A "Qualified Rollover Contribution" is a rollover Contribution of a distribution from an eligible retirement plan described in Code section402(c)(8)(B). If the distribution is from an IRA, the rollover must meet the requirements of Code section408( d)(3) (except that the one-rollover-per-year rule of Code section408(d)(3)(B) does not apply if the distribution is from a Non-Roth IRA). If the distribution is from an eligible retirement plan other than an IRA, the rollover must meet the requirements of Code sectionsection402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3), or 457(e)(16), as applicable. A "Qualified Rollover Contribution" also includes (a) and (b) below.


(a)All or a portion of a military death gratuity or servicemember's group life insurance ("SGLI") payment may be contributed if the Contribution is made within 1 year of receiving the gratuity or payment. Such Contributions are disregarded for purposes of the one-rollover-per-year rule under Code section408(d)(3)(B).


(b)All or part of an airline payment (as defined in section125 of the Worker, Retiree, and Employer Recovery Act of 2008 ("WRERA"), Pub. L. 110-458) received by certain airline employees may be contributed if the Contribution is made within 180 days of receiving the payment.

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1.27 "Valuation Periods" start at the close of each Business Day and end at the close of the next Business Day.


1.28 The "Withdrawal Charge" is a [percentage of the Account Value withdrawn under this contract.]



1.29 The Withdrawal Charge will not apply to Account Values withdrawn to provide certain benefit payments or an annuity as described in [sectionsection5.2 and 6.1, respectively. The percentage varies by the Participant Account Year in which a withdrawal is made. The first Participant Account Year begins on the date when we establish a Participant Account and credit the initial Contribution for the Participant, and ends on the day immediately preceding the next anniversary of such date. Each Participant Account Year thereafter begins on such an anniversary date and ends on the day immediately preceding the next succeeding anniversary date.] The Withdrawal Charge percentage is as follows:


[During Participant Account Years          Withdrawal Charge Percentile

1-5                                         8
6-10                                        4
Thereafter                                  0

In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from a Participant Account, exceed [8.5%] of total Contributions allocated to that Participant Account.


1.29 "Withdrawal Value" is a Participant's Account Value, less any Withdrawal Charge.

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               SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS

2.1 Amount of Contributions:

(a) Contributions made to this contract may vary in amount and frequency, and must consist of Qualified Rollover Contributions. Other types of Roth IRA contributions will not be accepted under this contract. All such Qualified Rollover Contributions for a Participant must be made within a 3-year period beginning with the date of the initial Qualified Rollover Contribution. Such Qualified Rollover Contributions, as identified to us, are credited as rollover Contributions under the appropriate Participant Account and are tracked within this contract as required by applicable state and federal law. Also, the total of all Qualified Rollover Contributions transferred for the Participant to this contract within the 3-year period from a prior funding medium not issued by us must not exceed $1,000,000.

(b) Notwithstanding any other provisions of this contract, no Contribution will be accepted under a Code section408(p) SIMPLE IRA plan established by a Participant's employer, with the exception that a transfer or rollover of funds attributable to contributions made by a Participant's employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA after the expiration of the 2-year period beginning on the date the Participant first participated in that employer's SIMPLE IRA plan.]

(c) Excess Contributions: On receipt of instructions from the Participant, we will withdraw Excess Contributions, plus gains and minus losses, from his Account and return them to him.. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Code. A return of Excess Contributions is not subject to a Withdrawal Charge.

(d) Refunds of Contributions (other than Excess Contributions) will be applied before the close of the calendar year following the year of such refund toward the purchase of additional benefits.

2.2 How Contributions Are Handled: Contributions are credited to the appropriate Contribution-Sources within each Participant Account as the appropriate party directs. A Participant's initial Contribution is allocated to the Participant Account by the second Business Day after we (1) receive the initial Contribution or, if later, (2) receive all data necessary to complete the allocation (including data required to establish the Participant Account, the amount of the Participant's Contribution, and Investment Option elections). Subsequent Contributions [made within the 3-year period] are allocated to the Participant Account on the Business Day we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocation.

If we receive funds which cannot be allocated to a Participant's Account, those funds will be returned to the Participant in their entirety or, at our option, only the unallocable portion will be returned to the Participant, within 5 Business Days.

If we can allocate a Contribution to a Participant's Account, but we have not received his Investment Option elections, the Contribution will be credited to [the OneAmerica Money Market Investment Account.] Subsequently received Investment Option elections for that Participant will be used to allocate future Contributions only. We will transfer amounts previously allocated for that Participant to [the OneAmerica Money Market Investment Account, plus gains or minus losses thereon,

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only if we are directed to make a transfer. This transfer request must be submitted in a format specifically authorized by us.]

Participant Account funds may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by [the Participant]. A change in Investment Option elections is made by giving us new Investment Option elections.

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                SECTION 3 -- OPERATION OF FIXED INTEREST ACCOUNT


3.1 Allocations to Participant Accounts: We credit each Participant's Contributions to the FIA based on the information provided by the appropriate party. We credit interest daily from the date of the Contribution or transfer to the FIA to the date of withdrawal or transfer from the FIA to an Investment Account.

3.2 Provision of Guaranteed Rates for Interest Pockets: At least [10 days] in advance of each [calendar] [quarter], we will declare a Guaranteed Rate for the Interest Pocket for that [quarter]. All Contributions or transfers hereunder which are allocated to the FIA during that [quarter] will earn interest at that Guaranteed Rate until that [quarterly] pocket matures on [the second January 1] following the [quarter] in which that pocket was established.

3.3 Renewal of Guaranteed Rates: Those [quarterly] Interest Pockets which mature at the same time will be combined into [an annual renewal Interest Pocket]. Funds associated with that [annual renewal Interest Pocket] will earn interest for [a full year] at the Guaranteed Rate declared for that pocket. A new Guaranteed Rate for each [annual renewal Interest Pocket] will be declared [at least 30 days prior to every January 1 for the 5 years following the establishment of that pocket]. An [annual renewal Interest Pocket] will mature on [January 1 of the sixth year following its establishment], when it will be combined into [one annual portfolio Interest Pocket]. Funds associated with that [annual portfolio Interest Pocket] will earn interest for [a full year] at the Guaranteed Rate for that pocket, which will be declared [at least 30 days prior to every January 1].

3.4 Minimum Rate Guarantee: An Interest Pocket's Guaranteed Rate may not be less than an annual effective interest rate equal to [the average 5-year Constant Maturity Treasury Rate reported by the Federal Reserve for the month of October of the calendar year immediately preceding the calendar year in which the Guaranteed Rate is in effect (rounded to the nearest 0.05%), minus 1.25%. This minimum Guaranteed Rate shall not be less than 1 % nor greater than 3%.]

3.5 Allocation of Withdrawals: Withdrawals or transfers from the FIA are on a first-in/first-out (FIFO) basis.

3.6 Limitation on Contributions and Transfers to FIA: Except for annuity purchases as described in section6.1, we reserve the right to limit or disallow allocation of new Contributions and transfers to the FIA upon [30 days] notice to [you or the Participant].


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                 SECTION 4 - V ALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds, Portfolios, and Other Entities: The current report or prospectus for each Mutual Fund, Portfolio, or other entity listed in the second column of the Table of Investment Accounts describes how that Mutual Fund's, Portfolio's, or other entity's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We establish the initial Accumulation Unit value for a new Investment Account on the inception date of that Investment Account. The value of an Accumulation Unit for any later Valuation Period reflects the section4.1 income, gains, and losses and the section7.1 Investment Option Charge (IOC). We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Valuing Participant Accounts: We determine the Account Value in an Investment Account by multiplying the Accumulation Units in a Participant Account by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.


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                   SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS

5.1 General Withdrawal Provisions:

(a) Subject to the limitations provided in this Section, the Participant may direct us to withdraw all or a portion of his Participant Account (minus any charges described in section7 and in the Table of Contract Charges that are not included in the Accumulation Unit value) to provide a single-sum payment to him. Except for benefits paid under sectionsection5.2 or 6.1 below, such payments are subject to a Withdrawal Charge. For such payments, if the entire Account Value is withdrawn, the amount paid equals the Withdrawal Value (minus any charges described in section7 and in the Table of Contract Charges that are not included in the Accumulation Unit value). In all other instances, the Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in section7 and in the Table of Contract Charges that are not included in the Accumulation Unit value.

[Notwithstanding the previous paragraph, in the first Contract Year in which a Participant Account is established, the Participant may withdraw up to 10% of the sum of his Account Value (determined as of the later oft he Contract Date or the Contract Anniversary immediately preceding the request for the withdrawal) plus Contributions made for him during that Contract Year, without application of the Withdrawal Charge. The Participant may also do this in the next succeeding Contract Year. In any subsequent Contract Year, the Participant may withdraw up to 10% of his Account Value (determined as of the Contract Anniversary immediately preceding the request for the withdrawal) without application of the Withdrawal Charge.]

(b) [Withdrawals from a Participant Account's FIA balance may not be made in an amount less than the smaller of $500 or the Participant Account's entire FIA balance. If a withdrawal reduces the Participant Account's FIA balance to less than $500, the remaining balance will also be withdrawn.]

(c) A withdrawal request is effective, and the Account Value to be applied pursuant to sectionsection5.1 and 5.2 is determined, on the Business Day that we receive a proper withdrawal request (or due proof of death, if received later).

(d) We will pay any cash lump-sum to the Participant within [7 days] from the appropriate Business Day as determined in Subsection (c) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to [6 months) after we receive the withdrawal request.

5.2 Death Benefits

(a) Upon receipt of instructions and of due proof of the Participant's (and, if applicable, the beneficiary's) death prior to the date the Participant Account is closed, we will apply the Account Value of the Participant Account (minus any charges described in section7 and in the Table of Contract Charges that are not included in the Accumulation Unit value) for the purpose of providing a Death Benefit. Such a withdrawal is not subject to a Withdrawal Charge. The Death Benefit will be paid to the Participant's beneficiary according to

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method of payment elected by the beneficiary (unless such method of payment was previously elected by the Participant). The Participant's beneficiary may also designate a beneficiary.

(b) Notwithstanding any provision of this contract to the contrary, the distribution ofthe Participant's interest in the contract shall be made in accordance with the requirements of Code section408(b)(3), as modified by Code section408A(c)(5), and the regulations issued thereunder. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the Participant's interest (as determined under Subsection (c)(3) below) must satisfy the requirements of Code section408(a)(6), as modified by Code section408A(c)(5), and the regulations issued thereunder, rather than the distribution rules in Subsections (c)(I),
(3), and (4) and (d) below.

(c)(1) If the Participant dies before his Annuity Commencement Date, his entire interest will be distributed at least as rapidly as follows:

(A) If the designated beneficiary is not the Participant's surviving spouse, the entire interest will be distributed, beginning on or before December 31 of the calendar year immediately following the calendar year in which the Participant died, over the remaining life expectancy of such designated beneficiary. Such life expectancy is determined using the age of the beneficiary as of his birthday in the year following the year of the Participant's death or, if elected, in accordance with Subsection (c)(I)(C) below. If the Participant Account is an inherited IRA within the meaning of Code section408(d)(3)(C) established for the benefit of a nonspouse designated beneficiary by a direct trustee-to-trustee transfer from a retirement plan of a deceased individual under Code section402(c)(1l), then, notwithstanding any election made by the deceased individual pursuant to the preceding sentence, the nonspouse designated beneficiary may elect to have distributions made under this Subsection (c)(I)(A) if the transfer is made no later than the end ofthe year following the year of death.

(B) If the sole designated beneficiary is the Participant's surviving spouse, the entire interest will be distributed, beginning on or before December 31 of the calendar year immediately following the calendar year in which the Participant died (or by the end of the calendar year in which the Participant would have attained age 70 Vz, if later), over such spouse's life expectancy or, if elected, in accordance with Subsection (c)(I)(C) below. If the surviving spouse dies before required distributions commence to him, the remaining interest will be distributed, beginning on or before December 31 ofthe calendar year immediately following the calendar year in which the spouse died, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with Subsection
(c)(I)(C) below. If the surviving spouse dies after required distributions commence to him, any remaining interest will continue to be distributed under the payment option chosen.


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(c) If there is no designated beneficiary, or if applicable by operation of
Subsection (c)(I)(A) or (B) above, the entire interest will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under Subsection
(c)(I)(B) above).

(D) Life expectancy is determined using the Single Life Table in Q&A-l of section1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in Subsection (c)(I)(A) or (B) above and reduced by 1 for each subsequent year.

(2) If the Participant dies on or after his Annuity Commencement Date, any interest remaining under the benefit payment option selected will continue to be distributed under that benefit payment option.

(3) The Participant's "interest" includes the amount of any outstanding rollover, transfer, and recharacterization under Q&As-7 and -8 of section1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the contract, such as guaranteed death benefits.

(4) For purposes of Subsection (c)(I)(B) above, required distributions are considered to commence on the date distributions are required to begin to the surviving spouse under that Subsection. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of section1.401(a)(9)-6 ofthe Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

(d) If the sole designated beneficiary is the Participant's surviving spouse, such spouse may treat the Participant's Account as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a Contribution to this contract or fails to take required distributions as a beneficiary.]

(e) The required minimum distributions payable to a designated beneficiary from this IRA may be withdrawn from another IRA the beneficiary holds from the same decedent in accordance with Q&A-9 of section1.408-8 of the Income Tax Regulations.

5.3 Distributions Before Death: No amount is required to be distributed prior to the Participant's death. If the Participant Account is an inherited IRA within the meaning of Code section408(d)(3)(C), this Section does not apply.]

5.4 Transfers between Investment Options: The Participant may direct us to transfer amounts between Investment Options. Transfers are effective on [the Business Day we receive the transfer direction]. Transfer directions for a Participant Account may be made [daily on any Business Day].

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We will make the transfer as requested within [7 days] from the date we receive the request, except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the FIA for a period of up to [6 months] after we receive the transfer request.



5.5 Transfers to and from the FIA:

(a) If a Participant's FIA Account Value is less than $2,500 as of the first day of the Contract Year in which we receive the transfer request, he may transfer any amount from the FlA.

(b) If a Participant's FIA Account Value is $2,500 or more as of the first day of the Contract Year in which we receive the transfer request, no more than 20% of his FIA Account Value as of the first day of that Contract Year less amounts previously transferred by him during that Contract Year may be transferred by him from the FIA as of the date we receive the transfer request.]


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                             SECTION 6 - ANNUITIES

6.1 Annuity Purchases: The Participant may withdraw all or a portion of his Account Value (minus any charges described in section7 and in the Table of Contract Charges that are not included in the Accumulation Unit value) to provide an annuity benefit. Such a withdrawal is not subject to a Withdrawal Charge. [On the date we receive an annuity purchase request, we transfer the entire Participant Account to the FlA. Such amounts remain in the FIA until the full Account Value (reflecting interest earned on such amounts in the FIA) is applied to purchase the annuity on the last day of the month preceding the Annuity Commencement Date. As of that annuity purchase date, such Participant Account funds are no longer maintained in this contract.]

The Participant's annuity purchase request must specify the purpose for the annuity, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If the Participant or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

The minimum amount which the Participant may apply to purchase an annuity is [$10,000].

6.2 Annuity Options: The Participant may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

(a) Life Annuity. A monthly annuity is payable as long as the annuitant lives.

(b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

(c) 1 0- Year Certain and Life Annuity. A monthly annuity is payable to the annuitant for as long as the annuitant lives. If the annuitant dies before receiving payments for the 1 O-year certain period, any remaining payments for the balance of the 10-certain period are paid to the annuitant's beneficiary.\

If a certain period annuity is available, the certain period may not extend beyond the life expectancy of a Participant or the joint life expectancy of a Participant and any contingent annuitant, as determined on the Annuity Commencement Date.

6.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to this contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contract produce a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

6.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis.

6.5 Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.

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                       SECTION 7 - OTHER CONTRACT CHARGES

7.1 [Investment Option Charge (IOC): Under section4.4, the Accumulation Unit values of a II Investment Accounts reflect the daily equivalent of an IOC expressed as an annual percentage. The IOC for an Investment Account is applied directly against the Investment Account and is equal to the sum of "x" + "y" where:


x= a current charge for the investment advisory fees and for the operational, organizational, and other expenses of the corresponding Mutual Fund, Portfolio, or other entity in which the Investment Account invests. Periodically, for a given Investment Account, "x" will change to reflect changes in the related expenses and other factors. Any change in "x" for an Investment Account will be effective without prior written notice. Copies ofthe prospectuses or reports of the Mutual Fund, Portfolio, or other entity are made available to Participants as required under NASD rules.

y= a current asset charge of 1.25%.]

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7.2 Taxes: We may deduct charges equal to any premium tax we incur from the balance applied to purchase an annuity or at such other time as premium taxes are incurred by us. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur that are attributable to such Investment Accounts.

7.3 Other Charges: [We apply those charges listed in the Table of Contract Charges.]


7.4 Reduction or Waiver of Charges: We may reduce or waive the Withdrawal Charge or the charges discussed above if the appropriate expenses associated with the sale or administration of any contract are reduced.


                      SECTION 8 - CONTRACT MODIFICA TIONS

8.1 Contract Amendment: You and we may agree to any change or amendment to this contract without the consent of any other person or entity. This contract cannot be modified or amended, nor can any provision or condition be waived, except by written authorization of a corporate officer of AUL.

8.2 Rates and section7 Charges: We may announce new Guaranteed Rates, as described in sectionsection3.2 and 3.3 (including the consolidation of existing Interest Pockets). However, as provided in sectionsection3.2 and 3.3, we may not change the declared Guaranteed Rate applicable to an established Interest Pocket during the guaranteed period. We may also modify the charge levels in section7 [and the charge level listed in item (1) of the Table of Contract Charges] using the procedures of section8.5. For the charge listed in [item (2)] of the Table of Contract Charges, we may not exceed the maximum charge level listed therein.

8.3 Conformance with Law: We may amend this contract at any time, without your consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give you or Participants the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to you prior to its effective date.

8.4 Addition, Deletion, or Substitution of Investments:

(a) We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, substitution for, or combinations of, the securities that are held by any Investment Account or that any Investment Account may purchase. We reserve the right to eliminate the shares of any of the eligible Mutual Funds, Portfolios, or other entities and to substitute shares of, or interests in, another Mutual Fund, Portfolio, or another investment vehicle, for shares already purchased or to be purchased in the future under the contract, if the shares of any or all eligible Mutual Funds, Portfolios, or other entities are no longer available for investment or if further investment in any or all eligible Mutual Funds, Portfolios, or other entities becomes inappropriate in view of the purposes of the contract. Where required under applicable law, we will not substitute any shares attributable to a Participant's interest in any Investment Account without notice, your approval or Participant approval, or prior approval ofthe Securities and Exchange Commission or a state insurance commissioner, and without following the filing or other procedures established by applicable state insurance regulators. Nothing contained herein will prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between series or classes of contracts on the basis of requests made by a majority of other contractholders or as permitted by federal law.

(b) We reserve the right to establish additional Investment Accounts, each of which would invest in the corresponding Mutual Fund, Portfolio, or other entity, or in other securities or investment vehicles. We reserve the right to eliminate or combine existing Investment Accounts if marketing, tax, or investment conditions warrant. We reserve the right to provide other Investment Options under this contract at any time. Subject to any required regulatory approvals, we reserve the right to transfer assets from any Investment Account to another separate account of AUL or Investment Account.

(c) In the event of any such substitution or change, we may, by appropriate amendment, make such changes in this contract as may be necessary or appropriate to reflect such substitution

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or change. Any transfer request or Investment Option election received on or after the effective date of such substitution or change which reflects the previous Investment Option which has been substituted or changed will be transacted using the new substituted or changed Investment Option. If deemed by us to be in the best interests of persons or entities having voting rights under this contract, the Variable Account may be operated as a management investment company under the Investment Company Act of 1940 or any other form permitted by law, it may be deregistered in the event such registration is no longer required under the Investment Company Act of 1940, or it may be combined with other separate accounts of AUL or an affiliate thereof. We may take such action as is necessary to comply with, or to obtain, exemptions from the Securities and Exchange Commission with regard to the Variable Account. Subject to compliance with applicable law, we also may combine one or more Investment Accounts and may establish a committee, board, or other group to manage one or more aspects of the Investment Accounts.


8.5 Our Right to Initiate Changes: In addition to those amendments permitted by sectionsection8.2, 8.3, and 8.4, we may initiate an additional provision or modification of any other provision of this contract (except for those prohibited amendments listed in section8.6) by giving the appropriate parties [60 days] notice of such modification. Any such modification is effective without your affirmative assent.

8.6 Prohibited Amendments:

Notwithstanding our right to initiate changes under section8.5, we may not initiate changes to the minimum Guaranteed Rate specified in section3.4, our obligation to set Guaranteed Rates for the period of time specified in sectionsection3.2 and 3.3, the maximum charge level listed in [item (2)] of the Table of Contract Charges, or the Table of Guaranteed Immediate Annuities.


(b) No modification to this contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to Participant Account balances held in the FIA on the modification's effective date.

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                         SECTION 9 - GENERAL PROVISIONS

9.1 Ownership: You own this contract. No other person or entity has any right, title, or interest in this contract or to amounts received or credited under it until such amounts are made available to them under this contract. All amounts received or credited under this contract become our property. We are obligated to make only the payments or distributions specified in this contract. [This contract is established for the exclusive benefit of the Participants and their beneficiaries. If the Participant Account is an inherited IRA within the meaning of Code section408(d)(3)(C) maintained for the benefit of a designated beneficiary of a deceased individual, references in this contract to to the "Participant" are to the deceased individual]

9.2 Entire Contract: This contract and your application constitute the entire agreement between you and us. We are not a party to, nor bound by, a plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. We are not a fiduciary under this contract or under any such plan, trust, custodial agreement, or other agreement.

9.3 Benefit Determinations: The Participant shall furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We rely solely on his instructions and certifications with respect to his benefits.

9.4 Termination of Contract: This contract terminates automatically if no amounts remain in either the FIA or any Investment Account.

9.5 Representations and Warranties: You and we mutually represent and warrant, each to the other, that each is fully authorized to enter into this contract and that this contract is a valid and binding obligation and that the execution or performance of this contract does not violate any law, regulation, judgment, or order by which the representing party is bound.

We do not make any representation or warranty regarding the federal, state, or local tax status ofthis contract, any Participant Account, or any transaction involving this contract.

9.6 Misstatement of Data: We may rely on any information [you, a Participant, a Participant's employer, or a beneficiary] furnishes. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.

9.7 Form of Request, Notice, Instruction, or Direction: When reference is made to [you, a Participant, a Participant's employer, or a beneficiary] making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

9.8 Statements and Reports: Reasonably promptly after the end of each [Contract Quarter), we will prepare a statement of the Account Value for each Participant Account that is maintained under this contract. [We will also furnish to the IRS and to the Participant any other report or information that is required by the Internal Revenue Service. The Participant must provide us with any information that we request that is necessary to prepare these reports.]

9.9 Conformity with Law: Any benefit payable under this contract will not be less than the minimum benefit required by the insurance laws of the state in which the contract is delivered. Language in

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this contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within this contract any such statutes or rules.

9.10 Gender and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

9.11 Facility of Payment: If any Participant, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment, if no guardian has been appointed, and if we receive a valid power of attorney for such Participant, contingent annuitant, or beneficiary, we may pay the person or persons named in such power of attorney. Any such payment fully discharges us to the extent of such payment

9.12 Facility of Payment: If any Participant, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment, if no guardian has been appointed, and if we receive a valid power of attorney for such Participant, contingent annuitant, or beneficiary, we may pay the person or persons named in such power of attorney. Any such payment fully discharges us to the extent of such payment

(a) The Participants have the voting interest under this contract. Unless otherwise required by applicable law, the number of shares of a Mutual Fund, Portfolio, or other entity for which we may receive voting instructions is determined by dividing the aggregate Account Values in the affected Investment Account by the net asset value of the shares of the Mutual Fund, Portfolio, or other entity. Fractional votes are counted. Our determination is made as ofthe date used by the Mutual Fund, Portfolio, or other entity to determine shareholders eligible to vote.

(b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from Participants and from all other contractholders. If no timely voting instructions are received, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.

To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.

We will provide prospectuses and other reports as required by applicable federal law.

9.13 Acceptance of New Participants or Contributions: We may refuse to accept new Participants at any time. We have the right to refuse Contributions as of [the last day of the second month] following the date that the Participant is notified by us in writing of this refusal.

9.14 Our Annual Statement: No provision of this contract controls, determines, or modifies any annual statement made by us to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, determine, or modify the provisions of this contract.

9.15 Nonforfeitability and Nontransferability: [A Participant's entire interest in this contract (minus any Withdrawal Charge and any charges described in section7 and in the Table of Contract Charges that are not included in the Accumulation Unit value) under this contract is nonforfeitable and is nontransferable by the Participant at all times. No sum payable under this contract with respect to a Participant may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than us. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.]

9.16 Notice of Annual Meeting of Members: By-law, Art II, Sec. 2: the regular annual meeting of the members of American United Mutual Insurance Holding Company shall be held at its principal place of business on [the third Thursday in February each year at ten o'clock A.M.] local time or at such other location, place, or time as may be designated by the Board of Directors. The election of directors shall be held at the annual meeting.

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[TABLE OF CONTRACT CHARGES

(1) Participant Account Administrative Charge: We deduct a Participant Account Administrative Charge per Contract Quarter equal to the lesser of $7.50 or 0.50% of the Participant's Account Value on the last day of each Contract Quarter from each Participant Account in existence on such day for as long as the Participant Account is in effect. This charge is to be prorated among each Contribution-Source and each Investment Option utilized under this contract by that Participant Account. If the entire balance of a Participant Account is applied or withdrawn before the last day of the Contract Quarter pursuant to the contract, no Participant Account Administrative Charge will be assessed for that quarter.

There is no such charge for a Participant for any Contract Quarter in which the Participant's Account Value on the last day of that quarter is greater than $25,000.

(2) Charge for Non-Electronic Transfers: We deduct from a Participant's Account a service fee of up to $5 for his non-electronic transfers between Investment Options.]

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[TABLE OF GUARANTEED IMMEDIATE ANNUITIES
MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

          10-YEAR CERTAIN
ADJUSTED AGE     LIFE ANNUITY     AND LIFE ANNUITY
45                    2.7498            2.7455
46                    2.7986            2.7938
47                    2.8498            2.8444
48                    2.9036            2.8975
49                    2.9602            2.9532
50                    3.0197            3.0116
51                    3.0823            3.0730
52                    3.1483            3.1375
53                    3.2178            3.2052
54                    3.2913            3.2763
55                    3.3690            3.3512
56                    3.4511            3.4299
57                    3.5381            3.5126
58                    3.6301            3.5995
59                    3.7273            3.6906
60                    3.8300            3.7862
61                    3.9387            3.8865


Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [0.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 100% of the net single premium for the benefit provided based on 85% of the unprojected 1994 Group Annuity Reserving Table for females with interest at 1.5%.]


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[TABLE OF INVESTMENT ACCOUNTS

The following Investment Accounts are made available under this contract. Amounts allocated to any Investment Account identified below are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity listed below. Any restrictions imposed on AUL's ability to buy or sell shares in a Mutual Fund, Portfolio, or other entity listed below, and any fees imposed on AUL in connection with the purchase or sale of such shares, will be applied to any transaction by the Participant involving the corresponding listed Investment Account.


AIM Basic Value                        AIM Basic Value Fund (R Class)

AIM Capital Development                AIM Capital Development Fund (R Class)

AIM Dynamics                           AIM Dynamics Fund (A Class)

AIM Energy                             AIM Energy Fund (A Class)

AIM Financial Services                 AIM Financial Services Fund (A Class)

AIM Global Equity                      AIM Global Equity Fund (A Class)

AIM Global Health Care                 AIM Global Health Care Fund (A Class)

AIM International Growth               AIM International Growth Fund (R Class)

AIM Leisure                            AIM Leisure Fund(A Class)

AIM Mid Cap Core Equity                AIM Mid Cap Core Equity Fund (R Class)

AIM Small Cap Growth                   AIM Small Cap Growth Fund (R Class)

AIM Technology                         AIM Technology Fund (A Class)

Alger Captial Appreciation             Alger Captial Appreciation Institutional
Institutional                          (R Class)

Alger Small/Cap Growth Institutional   Alger Small/Cap Growth Institutional
                                       (R Class)

AllianceBernstein Global Value         AllianceBernstein Global Value Fund
                                        (R Class)

AllianceBernstein 2010 Retirement      AllianceBernstein 2010 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein 2015 Retirement      AllianceBernstein 2015 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein 2020 Retirement      AllianceBernstein 2020 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein 2025 Retirement      AllianceBernstein 2025 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein 2030 Retirement      AllianceBernstein 2030 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein 2035 Retirement      AllianceBernstein 2035 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein 2040 Retirement      AllianceBernstein 2040 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein 2045 Retirement      AllianceBernstein 2045 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein 2050 Retirement      AllianceBernstein 2050 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein 2055 Retirement      AllianceBernstein 2055 Retirement
Strategy                               Strategy (R Class)

AllianceBernstein Focused Growth & Income AllianceBernstein Focused Growth
                                          & Income (R Class)

AllianceBernstein International Growth AllianceBernstein International Growth
                                        Fund (R Class)

AllianceBernstein International Value  AllianceBernstein International Value
                                        Fund (R Class)

AllianceBernstein Small/Mid Cap Growth  AllianceBernstein Small/Mid Cap Growth
                                        (R Class)

AllianceBernstein Small/Mid Cap Value  AllianceBernstein Small/Mid Cap Value
                                        Fund (R Class)

AllianceBernstein Small-Cap Growth     AllianceBernstein Small-Cap Growth
                                        Fund (R Class)

AllianceBernstein Value                AllianceBernstein Value Fund (R Class)

Allianz CCM Capital Appreciation       Allianz CCM Capital Apprecitaion Fund
                                       (R Class)

Allianz CCM Mid-Cap                    Allianz CCM Mid-Cap Fund (Admin)

Allianz NFJ Dividend Value             Allianz NFJ Dividend Value (R Class)

Allianz NFJ Small Cap Value            Allianz NFJ Small Cap Value (R Class)

Allianz OCC Renaissance Fund         Allianz OpCap Renaissance Fund (R Class)

Allianz OCC Value                    Allianz OpCap Value Fund (R Class)

American Century(R) Emerging Markets   American Century(R) Emerging Markets
                                        (A Class)

American Century(R) Equity Growth      American Century(R) Equity Growth Fund
                                       (A Class)

American Century(R) Equity Income      American Century(R) Equity Income Fund
                                       (A Class)

American Century(R) Ginnie Mae         American Century(R) Ginnie Mae Fund
                                       (Advisor Class)

American Century(R) Growth             American Century(R) Growth Fund
                                       (Advisor Class)

American Century(R) Heritage           American Century(R) Heritage Fund
                                       ((A Class)

American Century(R) Inflation-Adjusted American Century(R) Inflation-Adjusted
Bond                                    Bond Fund (Advisor Class)


American Century(R) International Discovery American Century(R) International
                                            Discovery (Advisor Class)

American Century(R) International Growth American Century(R) International
                                          Growth Fund (Advisor Class)

American Century(R) New Opportunities II American Century(R) New Opportunities
                                          II Fund (A Class)

American Century(R) Large Company Value  American Century(R) Large Company
                                          Value Fund (Advisor Class)

American Century(R)LifeStrong 2015  American Century(R)LifeStrong 2015
                                    (Adv Class)

American Century(R)LifeStrong 2020  American Century(R)LifeStrong 2020
                                    (Adv Class)

American Century(R)LifeStrong 2025  American Century(R)LifeStrong 2025
                                    (Adv Class)


American Century(R)LifeStrong 2030  American Century(R)LifeStrong 2030
                                    (Adv Class)

American Century(R)LifeStrong 2035  American Century(R)LifeStrong 2035
                                    (Adv Class)

American Century(R)LifeStrong 2040  American Century(R)LifeStrong 2040
                                    (Adv Class)

American Century(R)LifeStrong 2045  American Century(R)LifeStrong 2045
                                    (Adv Class)

American Century(R)LifeStrong 2050  American Century(R)LifeStrong 2050
                                    (Adv Class)

American Century(R)LifeStrong Income  American Century(R)LifeStrong Income
                                    (Adv Class)

American Century(R)Mid Cap Value    American Century(R)Mid Cap Value (Adv Class


American Century(R) Real Estate          American Century(R) Real Estate
                                          (A Class)

American Century(R) Select               American Century(R) Select Fund
                                         (A Class)

American Century(R) Small Cap Growth    American Century(R) Small Cap Growth
                                        (A Class)
American Century(R) Small Cap Value     American Century(R) Small Cap Value
                                         (A Class)
American Century(R) Strategic Allocation: American Century(R) Strategic
Aggressive                                 Allocation: Aggressive Fund
                                           Advisor Class)

American Century(R) Strategic Allocation: American Century(R) Strategic
Conservative                               Allocation: Conservative Fund
                                          (Advisor Class)

American Century(R) Strategic Allocation: American Century(R) Strategic
Moderate                                   Allocation: Moderate Fund
                                          (Advisor Class)

American Century(R) Ultra                American Century(R) Ultra Fund
                                         (A Class)

American Century(R) Vista Fund           American Century(R) Vista Fund
                                         (Advisor  Class)
American Century(R)VP Capital Apprciation American Century(R)VP Capital
                                          Apprciation  (I Class)

American Funds AMCAP                     American Funds AMCAP (R3 Class)

American Funds Balanced                  American Funds Balanced (R3 Class)

American Funds American High Income      American Funds American High Income
Trust                                     Trust (R3 Class)

American Funds Capital World             American Funds Capital World Growth
Growth & Income                           & Income (R3 Class)

American Funds EuroPacific Growth        American Funds EuroPacific Growth
                                         (R3 Class)


American Funds Fundamental Investors     American Funds Fundamental Investors
                                          (R3 Class)

American Funds Growth Fund of America    American Funds Growth Fund of America
                                          (R3 Class)

American Funds Intermediate Bond Fund    American Funds Intermediate Bond Fund
of America                                of America (R3 Class)

American Funds SmallCap World            American Funds SmallCap World
                                         (R3 Class)

American Funds Washington Mutual         American Funds Washington Mutual
                                         (R3 Class)

BlackRock Global Allocation              BlackRock Global Allocation (R Class)

Calvert Social Investment Equity         Calvert Social Investment Equity
                                         (A Class)

Calvert Social Mid-Cap Growth            Calvert Social Mid-Cap Growth (A Class)

Dryden Financial Services               Dryden Financial Services   (A Class)

Dreyfus Alt Asset Allocation Plus       Dreyfus Alt Asset Allocation Plus
                                         (A Class)
DWS Dreman Mid Cap Value                DWS Dreman Mid Cap Value (A Class)

DWS Dreman Small Cap Value              DWS Dreman Small Cap Value (A Class)

Fidelity(R) Advisor Dividend Growth      Fidelity(R) Advisor Dividend Growth
                                          Fund (T Class)

Fidelity(R) Advisor Dynamic Capital      Fidelity(R) Advisor Dynamic Capital
Appreciation                              Appreciation Fund (T Class)

Fidelity(R) Advisor Equity Growth        Fidelity(R) Advisor Equity Growth Fund
                                         (T Class)

Fidelity(R) Advisor Equity Income        Fidelity(R) Advisor Equity Income Fund
                                         (T Class)

Fidelity(R) Advisor Fifty                Fidelity(R) Advisor Fifty Fund
                                         (A Class)

Fidelity(R) Advisor Freedom 2010         Fidelity(R) Advisor Freedom 2010 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2015         Fidelity(R) Advisor Freedom 2015 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2020         Fidelity(R) Advisor Freedom 2020 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2025         Fidelity(R)Advisor Freedom 2025 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2030         Fidelity(R) Advisor Freedom 2030 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2035         Fidelity(R) Advisor Freedom 2035 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2040         Fidelity(R) Advisor Freedom 2040 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2045         Fidelity(R) Advisor Freedom 2045 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2050         Fidelity(R) Advisor Freedom 2050 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom Income       Fidelity(R) Advisor Freedom Income
                                          Fund(T Class)

Fidelity(R) Advisor Growth & Income      Fidelity(R) Advisor Growth & Income
                                         Fund (T Class)

Fidelity(R) Advisor Growth Opportunities Fidelity(R) Advisor Growth
                                          Opportunities Fund (T Class)

Fidelity(R) Advisor Leveraged Company    Fidelity(R) Advisor Leveraged Company
Stock                                     Stock (T Class)

Fidelity(R) Advisor Mid Cap              Fidelity(R) Advisor Mid Cap (T Class)

Fidelity(R) Advisor New Insights         Fidelity(R) Advisor New Insights Fund
                                         (T Class)

Fidelity(R) Advisor Small Cap            Fidelity(R) Advisor Small Cap (T Class)

Fidelity(R) Advisor Value                Fidelity(R) Advisor Value (T Class)

Fifth Third Mid Cap Growth               Fifth Third Mid Cap Growth Fund
                                         (Advisor Class)

Fifth Third Multi Cap Value              Fifth Third Multi Cap Value Fund
                                         (Advisor Class)

Fifth Third Quality Growth               Fifth Third Quality Growth Fund
                                         (Advisor Class)

Fifth Third Strategic Income             Fifth Third Strategic Income Fund
                                         (Advisor Class)

First American Mid-Cap Index             First American Mid-Cap Index (R Class)

First American Mid-Cap Growth            First American Mid-Cap Growth
Opportunities                             Opportunities (R Class)

First American Mid-Cap Value             First American Mid-Cap Value (R Class)

First American Real Estate Securities    First American Real Estate Securities
                                         (R Class)
First American Small Cap Index           First American Small Cap Index
                                         (R Class)

First American Small Cap Select          First American Small Cap Select
                                         (R Class)

First American Small Cap Value           First American Small Cap Value
                                         (R Class)

First American Strategy Growth           First American Strategy Growth
Allocation                                Allocation (R Class)

Franklin Small Cap Growth               Franklin  Small Cap Growth (R Class)

Franklin Flex Cap Growth                 Franklin Flex Cap Growth Fund (R Class)

Franklin Small Mid Cap Growth            Franklin Small Mid Cap Growth Fund
                                         (R Class)

Franklin Strategic Income                Franklin Strategic Income Fund
                                         (R Class)


Goldman Sachs Strategy                   Goldman Sachs Strategy (Svc Class)

Goldman Sachs Mid-Cap Value              Goldman Sachs Mid-Cap Value
                                         (Svc Class)

Goldman Sachs Small Cap Value            Goldman Sachs Small Cap Value
                                         (Svc  Class)

Goldman Sachs Structured International Goldman Sachs Structured International
Equity                                  Equity  (Svc  Class

Goldman Sachs Tollkeeper                 Goldman Sachs Tollkeeper (Svc Class)

Janus Adviser Forty                      Janus Adviser Forty Fund (R Class)

Janus Adviser Growth and Income          Janus Adviser Growth and Income Fund
                                         (R Class)

Janus Adviser INTECH Risk-Managed Growth Janus Adviser INTECH Risk-Managed
                                          Growth Fund (S Class)

Janus Adviser Mid Cap Value              Janus Adviser Mid Cap Value Fund
                                         (R Class)

Janus Adviser Small Company Value        Janus Adviser Small Company Value Fund
                                         (S Class)

Jennison Health Sciences                 Jennison Health Sciences

Jennison Mid Cap Growth                  Jennison Mid Cap Growth

Jennison Natural Resources               Jennison Natural Resources

Lord Abbett Class Stock                  Lord Abbet Classic Stock (R3 Class)

Lord Abbett Developing Growth            Lord Abbett Developing Growth Fund
                                         (R3 Class)

Lord Abbett Growth Opportunities         Lord Abbett Growth Opportunities Fund
                                         (R3 Class)
Lord Abbett Mid Cap Value                Lord Abbett Mid Cap Value (R3 Class)

Lord Abbett Small Cap Value              Lord Abbett Small Cap Value (R3 Class)

Lord Abbett Small Cap Blend              Lord Abbett Small Cap Blend (R3 Class)

Lord Abbett Value Opportunities          Lord Abbett Value Opportunities
(R3 Class)